Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Kathryn Leonard, Laura Long, Vicki C. Henn and Laura Gleason and each of them individually, the undersigned’s true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any and all capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933 (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) thereunder in connection with the filing of the accompanying registration statement under the Act for the registration of Securities of the Corporation pursuant to resolutions adopted by the Board of Directors of the Corporation authorizing the preparation and filing of a registration statement on Form S-8, including the Prospectus and any and all exhibits, supplements and documents relating thereto, for the registration under the Act, of the offer and sale of deferred compensation obligations under The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan and The PNC Financial Services Group, Inc. Directors Deferred Compensation Plan, as such plans may be amended and/or restated from time to time (together, the “Plans”), including without limiting the generality of the foregoing, power and authority to sign the name of the undersigned director or officer or both in such capacity or capacities, to such registration statement including without limitation any and all amendments, including post-effective amendments, and exhibits thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person.

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of the dates indicated.

Name/Signature	Capacity	Date

/s/ Joseph Alvarado Joseph Alvarado	Director	December 3, 2025

/s/ Debra A. Cafaro Debra A. Cafaro	Director	December 2, 2025

Name/Signature	Capacity	Date

/s/ Marjorie Rodgers Cheshire Marjorie Rodgers Cheshire	Director	December 8, 2025

/s/ Douglas Dachille Douglas Dachille	Director	December 2, 2025

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director	December 2, 2025

/s/ Richard J. Harshman Richard J. Harshman	Director	December 2, 2025

/s/ Daniel R. Hesse Daniel R. Hesse	Director	December 2, 2025

/s/ Renu Khator Renu Khator	Director	December 2, 2025

/s/ Linda R. Medler Linda R. Medler	Director	December 2, 2025

/s/ Robert A. Niblock Robert A. Niblock	Director	December 2, 2025

/s/ Martin Pfinsgraff Martin Pfinsgraff	Director	December 2, 2025

/s/ Bryan S. Salesky Bryan S. Salesky	Director	December 2, 2025